UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2011

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1633

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On April 14, 2011, Enertopia Corporation (“Enertopia” or the “Company”) held its Annual and Special Meeting of Shareholders for the following purposes:

1.	To elect Robert McAllister, Dr. Gerald Carlson and Chris Bunka as directors of the Company for the ensuing year.

2.	To ratify Chang Lee LLP, independent public accounting firm for the fiscal year ending August 31, 2011, and to allow directors to set the remuneration.

3.	To approve, ratify and confirm the consolidation of the 2008 Stock Option Plan and the 2010 Equity Compensation Plan into one plan and approve the terms of this new plan, the 2011 Stock Option Plan.

All proposals were approved by the shareholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 9, 2011. The results of each voting proposal were as follows:

(1)	Election of Directors:

Nominee	For	Against	Withheld
Robert McAllister	6,744,583	Nil	Nil
Dr. Gerald Carlson	6,744,583	Nil	Nil
Chris Bunka	6,744,583	Nil	Nil

(2)	Proposal to ratify Chang Lee LLP as the Company’s Independent Registered Public Accounting Firm:

For	Against	Abstentions
6,744,583	Nil	Nil

(3)	Proposal to approve, ratify and confirm consolidation into 2011 Stock Option Plan:

For	Against	Abstentions
6,744,583	Nil	Nil

ITEM 7.01.	Regulation FD Disclosure

On April 21, 2011, the Company announced the AGM results.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	News Release dated April 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2011

Enertopia Corp.
(Signature)
By:
/s/ Robert G. McAllister
Robert G. McAllister
President and Director